Exhibit 99.1

CoreWeave Comments on Core Scientific Stockholder Vote

October 30, 2025

CoreWeave’s Proposed Acquisition of Core Scientific Terminated Due To Results of Stockholder Vote

Companies Continue Longstanding Partnership

CoreWeave’s Growth Strategy Advances Amid Relentless Demand for AI Compute

LIVINGSTON, N.J.--(BUSINESS WIRE)-- CoreWeave, Inc. (Nasdaq: CRWV), The Essential Cloud for AI™, today commented on the outcome of Core Scientific’s Special Meeting of Stockholders, held to consider the proposal to adopt the Agreement and Plan of Merger (the “Agreement”) pursuant to which CoreWeave would acquire Core Scientific in an all-stock transaction.

Based on preliminary results, the proposal did not receive the necessary approval from Core Scientific stockholders. As a result, the Agreement has been terminated.

"We respect the views of Core Scientific stockholders and look forward to continuing our commercial partnership,” said Michael Intrator, Co-founder, Chairman, and Chief Executive Officer of CoreWeave. “CoreWeave’s strategy remains unchanged. We will continue to execute with discipline against our roadmap to create long-term shareholder value, including through opportunistic and strategic M&A.”

CoreWeave and Core Scientific will continue to execute on their respective growth strategies and collaborate on shared opportunities that leverage their complementary strengths.

The final voting results from Core Scientific’s Special Meeting will be reported on a Form 8-K filed by Core Scientific with the U.S. Securities and Exchange Commission.

ABOUT COREWEAVE

CoreWeave is The Essential Cloud for AI™. Built for pioneers by pioneers, CoreWeave delivers a platform of technology, tools, and teams that enables innovators to move at the pace of innovation, building and scaling AI with confidence. Trusted by leading AI labs, startups, and global enterprises, CoreWeave serves as a force multiplier by combining superior infrastructure performance with deep technical expertise to accelerate breakthroughs. Established in 2017, CoreWeave completed its public listing on Nasdaq (CRWV) in March 2025. Learn more at coreweave.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements based on management’s expectations, assumptions, and projections using information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions. It is not possible for CoreWeave’s management to predict all risks, nor can CoreWeave assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements CoreWeave may make. In light of these risks, uncertainties, and assumptions, CoreWeave’s actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. More information on risks that could affect our operating results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent filings with the Securities and Exchange Commission (SEC),including in our Quarterly Report on Form 10-Q filed with SEC for the quarter ended June 30, 2025, copies of which may be obtained by visiting our Investor Relations website at https://investors.coreweave.com or the SEC's website at www.sec.gov. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Except as required by law, CoreWeave assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

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CoreWeave Press Contact
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Source: CoreWeave, Inc.